                                                                    EXHIBIT 99.1


         CLEAR CHANNEL REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS
                                 ..............

  SUCCESSFULLY COMPLETES IPO OF CLEAR CHANNEL OUTDOOR AND TAX FREE SPIN-OFF OF
                                   LIVE NATION

                                      *****

 CLEAR CHANNEL RADIO'S ADVERTISING INVENTORY YIELD/PRICING INCREASED THROUGHOUT
                                      2005

              CLEAR CHANNEL OUTDOOR'S REVENUES INCREASED 9% IN 2005


SAN ANTONIO, TEXAS FEBRUARY 21, 2006...Clear Channel Communications, Inc. (NYSE:
CCU) today reported results for its fourth quarter and year ended December 31, 2005.

FOURTH QUARTER 2005 RESULTS

The Company reported revenues of $1.76 billion in the fourth quarter of 2005, a 1% decrease over the $1.78 billion reported for the fourth quarter of 2004. Clear Channel's income and diluted earnings per share, before discontinued operations and cumulative effect of a change in accounting principle, were $183.0 million and $0.34, respectively, during the fourth quarter of 2005. This compares to income of $228.7 million or $0.40 per diluted share in the fourth quarter of 2004, before discontinued operations and cumulative effect of a change in accounting principle.

Clear Channel's net income and diluted earnings per share were $461.6 million and $0.86, respectively, during the fourth quarter of 2005. This compares to a net loss of $4,669.6 million or $8.15 per diluted share in the fourth quarter of 2004. The fourth quarter of 2004 loss was the result of a cumulative effect of a change in accounting principle with the adoption of Securities and Exchange Commission (SEC) Staff Announcement D-108.

FULL YEAR 2005 RESULTS

For the full year, the Company reported revenues of $6.61 billion compared to revenues of $6.63 billion for the same period in 2004. The Company's income was $635.1 million or $1.16 per diluted share for 2005, before discontinued operations and cumulative effect of a change in accounting principle. This compares to income of $796.8 million or $1.33 per diluted share in 2004, before discontinued operations and cumulative effect of a change in accounting principle.

The Company's net income was $935.7 million or $1.71 per diluted share for 2005. This compares to a net loss of $4,038.2 million or $6.75 per diluted share in 2004. The 2004 loss was the result of a cumulative effect of a change in accounting principle with the adoption of SEC Staff Announcement D-108.

FOURTH QUARTER EVENTS

During the fourth quarter of 2005, the Company completed two important steps of its strategic realignment plan. On November 11, 2005, the Company completed the initial public offering of 10% of Clear Channel Outdoor Holdings, Inc. On December 22, 2005, shares of Live Nation (previously named CCE Spinco, Inc. and comprised of the Company's former live entertainment segment and sports representation business), began trading on the New York Stock Exchange. The operating results of Live Nation for the portion of 2005 that it was owned by the Company are reported in discontinued operations on the statement of earnings. The Company recognized a capital loss for tax purposes on the spin-off of Live Nation. A portion of this capital loss is being carried back, or applied, to capital gains recognized in 2005 and previous years for tax purposes and will result in a refund to the Company of taxes previously paid on those capital gains. The refund results in a current tax benefit of $314.1 million, or $0.57 per diluted share, and was reported in discontinued operations.

"We made strategic, operating and financial progress in 2005 by investing in our businesses, leading change and tightening the focus of our company," said Mark
P. Mays, Chief Executive Officer. "We have simultaneously improved our ability to deliver long-term growth and created value for shareholders. In addition to our realignment, we returned more than $1.4 billion in capital to our shareholders through share repurchases and dividends during 2005. As we enter 2006, we have the pieces in place to deliver strong growth for years to come."

"We are also pleased with the recent progress in our radio division and have renewed confidence in our long-term growth outlook," Mays added. "Listenership and ratings all continue to trend up. As we look into the first quarter of 2006, we see the first real financial benefits to our approach. We have attracted incredible talent to radio over the past year, launched new and exciting formats, embraced and benefited from new technologies and delivery methods, and fundamentally improved the listening experience. With trends in the outdoor business and our local television stations also positive, we have never been more excited about the future."

"Our strategic realignment created value for investors and improved the growth potential and financial flexibility of Clear Channel Communications, Clear Channel Outdoor and Live Nation," said Randall Mays, President and Chief Financial Officer. "Last year was one of investment and change -- and we continue to generate significant amounts of free cash flow. Moving forward, we remain focused on returning capital to shareholders through a combination of dividends and share repurchases."

REVENUE AND DIRECT OPERATING AND SG&A EXPENSES BY DIVISION

(In thousands)                            Three Months Ended              %               Year Ended                     %
                                              December 31,               /\               December 31,                  /\
                                      -----------------------------              -----------------------------
                                          2005              2004                     2005             2004
                                      ------------     ------------              ------------     ------------
Revenue
  Radio Broadcasting                  $    909,385     $    964,547      (6)%    $  3,534,121     $  3,754,381         (6)%
  Outdoor                                  734,607          685,732       7%        2,666,078        2,447,040          9%
  Other                                    143,754          157,376      (9)%         532,339          548,641         (3)%
  Eliminations                             (31,158)         (30,942)                 (122,120)        (115,172)
                                      ------------     ------------              ------------     ------------
CONSOLIDATED REVENUE                  $  1,756,588     $  1,776,713      (1)%    $  6,610,418     $  6,634,890          0%
                                      ===========      ============              ============     ===========

Direct operating and SG&A expenses
  Radio Broadcasting                  $    580,346     $    559,212       4%     $  2,192,385     $  2,162,488          1%
  Outdoor                                  485,244          479,050       1%        1,883,255        1,761,658          7%
  Other                                    111,876          115,166      (3)%         432,875          433,631          0%
  Eliminations                             (31,158)         (30,942)                 (122,120)        (115,172)
                                      ------------     ------------              ------------     ------------
CONSOLIDATED DIVISIONAL
  OPERATING EXPENSES                  $  1,146,308     $  1,122,486       2%     $  4,386,395     $  4,242,605          3%
                                      ===========      ============              ============     ===========

Included in the Outdoor division's 2005 revenue and direct operating and SG&A expenses are foreign exchange decreases of approximately $25.9 million and $23.7 million, respectively, for the fourth quarter and foreign exchange increases of approximately $8.6 million and $5.8 million, respectively, for the full year as compared to the same periods of 2004.

RADIO BROADCASTING

Clear Channel Radio's revenues declined 6% to $3.5 billion during the year compared to 2004. Clear Channel Radio implemented the Less is More initiative during 2005. The Less is More initiative included a reduction of the overall commercial minutes on its radio stations. Also, as part of the Less is More initiative, the Company is reshaping the radio business model with a shift from primarily offering the traditional 60-second commercial to also offering shorter length commercials. Both local and national revenues were down for the year, primarily from the reduction in commercial minutes made available for sale on the Company's radio stations. The decline also includes a reduction of approximately $21.9 million from non-cash trade revenues. As a result, the majority of the Company's larger advertising categories declined during the year, including automotive and retail. Yield, or revenue divided by total minutes of available inventory, improved throughout the year. The Company's 30 and 15 second commercials as a percent of total commercial minutes available experienced a consistent increase throughout the year. Average unit rates also increased as the year progressed.

Direct operating and SG&A expenses increased 1% to $2.2 billion during the year compared to 2004. Driving the increase were primarily programming and content expenses as well as expenses associated with new initiatives.

OUTDOOR ADVERTISING

The Company's outdoor advertising revenue increased 9% to $2.7 billion during the year compared to 2004. Included in the 2005 results is an approximately $8.6 million increase related to foreign exchange compared to 2004.

Outdoor advertising expenses increased 7% to $1.9 billion during the year compared to 2004. Included in the increase is approximately $5.8 million from increases in foreign exchange. During 2005, the Company restructured its business in France and recorded approximately $26.6 million in restructuring costs.

     o Americas (formerly named Domestic Outdoor, encompassing both North and South America)

The Company's Americas revenue increased $124.3 million, or 11%, during 2005 compared to 2004. The increase was mainly due to an increase in bulletin and poster revenues attributable to increased rates during 2005. Increased revenues from the Company's airport, street furniture and transit advertising displays also contributed to the revenue increase. Growth occurred across the Company's markets including strong growth in New York, Miami, Houston, Seattle, Cleveland and Las Vegas. Strong advertising client categories for 2005 included automotive, business and consumer services, entertainment and amusements, retail and telecommunications.

Direct operating and SG&A expenses increased $35.0 million, or 5%, during 2005 compared to 2004. The increase is related to increases in site lease expenses, commission expenses and direct production expenses, all associated with the increase in revenue.

     o    International Outdoor

International revenues increased $94.7 million, or 7%, during 2005 compared to 2004. Revenue growth was attributable to increases in the Company's street furniture and transit revenues and the consolidation of Clear Media Limited (a Chinese outdoor company). The Company also experienced improved yield on its street furniture inventory during 2005 compared to 2004. Leading markets contributing to the Company's international revenue growth were Italy, China and Australia. The Company faced challenges in France throughout 2005, with revenues declining from 2004. Strong advertising categories during 2005 were food and drink, retail, media and entertainment, business and consumer services and financial services.

Direct operating and SG&A expenses grew $86.6 million, or 8%, during 2005 compared to 2004, in part due to the consolidation of Clear Media. The Company restructured its business in France during the third quarter of 2005 and recorded approximately $26.6 million in restructuring costs. Expenses associated with new contracts also contributed to the growth.

STRATEGIC REALIGNMENT OF BUSINESSES

On April 29, 2005, the Company announced a plan to strategically realign its businesses. The plan included an initial public offering ("IPO") of approximately 10% of the common stock of its outdoor segment and a 100% spin-off of its live entertainment segment and sports representation business. The Company completed the IPO on November 11, 2005 and the spin-off on December 21, 2005.

The IPO consisted of the sale of 35.0 million shares of Class A common stock of the Company's indirect, wholly owned subsidiary Clear Channel Outdoor Holdings, Inc. ("CCO"). After the IPO, the Company owns all of CCO's outstanding shares of Class B common stock, representing approximately 90% of the outstanding shares of CCO's common stock and approximately 99% of the total voting power of CCO's common stock. The net proceeds from the offering were approximately $600.6 million. All of the net proceeds of the offering were used to repay a portion of the outstanding balances of intercompany notes issued to the Company by CCO.

The spin-off was completed on December 21, 2005 by way of a dividend of one share of Live Nation for every eight shares of the Company's common stock. Additionally, Live Nation repaid approximately $220.0 million of intercompany notes issued to the Company by Live Nation. The Company does not own any shares of Live Nation common stock after the spin-off. The results of Live Nation through December 21, 2005 are reported in discontinued operations on the statement of earnings. The Company recognized a $2.4 billion capital loss for tax purposes as a result of the spin-off. There was no gain or loss for financial reporting purposes. Of the $2.4 billion capital tax loss, $890.7 million will be used to offset capital gains recognized in 2005 and prior years which resulted in a tax benefit of $314.1 million recorded as a component of discontinued operations. The Company has approximately $1.5 billion of the capital loss remaining to offset future federal taxes related to capital gains.

It is the Company's current intention to return approximately $1.6 billion of capital to shareholders through either share repurchases, a special dividend or a combination of both. Since announcing its intent on August 9, 2005, the Company has returned $819.2 million to shareholders by repurchasing 27.1 million shares of its common stock. The Company's current intention is to pay a special dividend in 2006 after taking into account the results of its share repurchases, and subject to its financial condition, market, economic conditions and other factors. The Company intends to fund any share repurchases and/or a special dividend from funds generated from the repayment of intercompany debt, the proceeds of any new debt offerings, available cash balances and cash flow from operations. The timing and amount of a special dividend, if any, is in the discretion of the Board of Directors and will be based on the factors described above.

FAS NO. 123 (R): SHARE-BASED PAYMENT

The Company adopted Statement of Financial Accounting Standards No. 123(R) Share-Based Payment ("Statement 123(R)") on January 1, 2006 and anticipates that it will result in an increase in operating expenses in the range of $40 to $50 million for the full-year of 2006.

CONFERENCE CALL

The Company will also host a teleconference to discuss its results on February 21st at 9:00 a.m. Eastern Time. The conference call number is 866-564-7444 and the pass code is 8340480. Please call ten minutes in advance to ensure that you are connected prior to the presentation. The teleconference will also be available via a live audio cast on the Clear Channel website, located at www.clearchannel.com. A replay of the call will be available for 72 hours after the live conference call, beginning at 12:00 p.m. Eastern Time. The replay number is 888-203-1112 and the pass code is 8340480. The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of one week.

TABLE 1 - FINANCIAL HIGHLIGHTS OF CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES - UNAUDITED

(In thousands, except per share data)

                                             Three Months Ended                       Twelve Months Ended
                                                December 31,            %                 December 31,              %
                                       -----------------------------             -----------------------------
                                                                        /\                                          /\
                                           2005             2004                     2005             2004
                                       ------------     ------------             ------------     ------------
REVENUE                                $  1,756,588     $  1,776,713   (1)%      $  6,610,418     $  6,634,890      0%
Direct operating expenses                   653,444          617,668                2,466,755        2,330,817
Selling, general and
  administrative expenses                   492,864          504,818                1,919,640        1,911,788
Corporate expenses                           50,432           42,444                  165,207          164,722
Non-cash compensation expense                 1,232            1,737                    6,081            3,596
Depreciation and amortization               168,251          166,464                  630,389          630,521
Gain on disposition of assets - net          37,021           10,503                   45,247           39,552
                                       ------------     ------------             ------------     ------------
OPERATING INCOME                            427,386          454,085   (6)%         1,467,593        1,632,998    (10)%
Interest expense                            118,451          101,337                  443,245          367,503
Gain (loss) on marketable
  securities                                   (424)          (1,434)                    (702)          46,271
Equity in earnings of
  nonconsolidated affiliates                 10,178            5,013                   38,338           22,285
Other income (expense) - net                  2,682             (328)                  17,344          (30,293)
                                       ------------     ------------             ------------     ------------
Income before income taxes,
  minority interest, discontinued
  operations and cumulative effect
  of a change in accounting
  principle                                 321,371          355,999                1,079,328        1,303,758

Income tax benefit (expense):
  Current                                   106,551          (58,864)                 (43,513)        (367,679)
  Deferred                                 (233,493)         (65,788)                (382,823)        (131,685)
                                       ------------     ------------             ------------     ------------
Income tax benefit (expense)               (126,942)        (124,652)                (426,336)        (499,364)
Minority interest expense, net of
  tax                                        11,467            2,639                   17,847            7,602
                                       ------------     ------------             ------------     ------------
Income before discontinued
  operations and cumulative effect
  of a change in accounting
  principle                                 182,962          228,708                  635,145          796,792
Income (loss) from discontinued
  operations                                278,611          (14,373)                 300,517           49,007
Cumulative effect of a change in
  accounting principle, net of tax               --       (4,883,968)                      --       (4,883,968)
                                       ------------     ------------             ------------     ------------
Net Income (loss)                      $    461,573     $ (4,669,633)            $    935,662     $ (4,038,169)
                                       ============     ============             ============     ============
Diluted per share amounts:

Diluted income before discontinued
  operations and cumulative effect of
  a change in accounting principle
  per share                            $       0.34     $       0.40   (15)%     $       1.16     $       1.33    (13)%
Discontinued Operations per share      $       0.52     $      (0.03)            $        .55     $        .08
                                       ------------     ------------             ------------     ------------
Diluted income before cumulative
  effect of a change in accounting
  principle per share                  $       0.86     $       0.37   132%      $       1.71     $       1.41     21%
                                       ============     ============             ============     ============
Cumulative effect of a change in
  accounting principle per share                 --     $      (8.52)                      --     $      (8.16)
                                       ------------     ------------             ------------     ------------
Diluted net income (loss) per share    $       0.86     $      (8.15)            $       1.71     $      (6.75)
                                       ============     ============             ============     ============
Weighted average shares outstanding
  - Diluted                                 539,358          573,076                  547,151          598,275

Minority interest expense in 2005 includes the operating results for the portion of consolidated subsidiaries not owned by the Company. There are significant minority holdings in the Company's Australian street furniture business, Clear Media Limited and Clear Channel Outdoor Holdings, as well as other smaller minority interests.

Current tax expense for 2005 was reduced by approximately $210.5 million related to certain tax foreign exchange losses due to the Company's restructuring its international businesses in anticipation of its strategic realignment, a foreign exchange loss resulting from the redemption of Euro denominated bonds and the amendment of a previous year's tax return.

Gain on disposition of assets for 2005 is primarily the result of the sale of certain radio assets in the fourth quarter. For 2004, gain on disposition of assets -- net includes gains on the sale of certain radio assets as well as the swap of certain outdoor assets.

TABLE 2 - SELECTED BALANCE SHEET INFORMATION - UNAUDITED

Selected balance sheet information for 2005 and 2004 was:

                                                                      December 31,     December 31,
(In millions)                                                             2005             2004
                                                                      ------------     ------------

Cash                                                                  $       82.8     $       31.3
Total Current Assets                                                  $    2,248.4     $    2,269.9
Net Property, Plant and Equipment                                     $    3,255.6     $    3,328.2
Total Assets                                                          $   18,703.4     $   19,927.9
Current Liabilities (excluding current portion of long-term debt)     $    1,216.1     $    1,201.0
Long-Term Debt (including current portion of long-term debt)          $    7,046.5     $    7,354.3
Shareholders' Equity                                                  $    8,826.5     $    9,488.1

TABLE 3 - CAPITAL EXPENDITURES - UNAUDITED

Capital expenditures for the full year of 2005 and 2004 were:

(In millions)                         December 31, 2005    December 31, 2004
                                      -----------------    -----------------

Non-revenue producing                 $          197.6     $          180.7
Revenue producing                                130.0                103.2
                                      ----------------     ----------------
   Total capital expenditures         $          327.6     $          283.9
                                      ================     ================

Capital expenditures of Live Nation are excluded from both years presented. The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing capital expenditures are discretionary capital investments for new revenue streams, similar to an acquisition.

TABLE 4 - LONG-TERM DEBT - UNAUDITED

At December 31, 2005, Clear Channel had long-term debt (including the current portion) of:

(In millions)                      December 31, 2005
                                   -----------------

Bank Credit Facilities             $          292.4
Public Notes                                6,537.0
Other Debt                                    217.1
                                   ----------------
   Total                           $        7,046.5
                                   ================

LIQUIDITY AND FINANCIAL POSITION

For the year ended December 31, 2005, cash flow from operating activities was $1.4 billion, cash flow used in investing activities was $389 million, cash flow used in financing activities was $1.1 billion and cash flow provided by discontinued operations was $97 million for a net increase in cash of $51 million.

Leverage, defined as debt*, net of cash, divided by the trailing 12-month pro forma EBITDA**, was 3.4x at December 31, 2005.

As of December 31, 2005, 75% of the Company's debt bears interest at fixed rates while 25% of the Company's debt bears interest at floating rates based upon LIBOR. The Company's weighted average cost of debt at December 31, 2005 was 5.9%.

As of February 21, 2006, the Company had approximately $643 million available on its bank credit facility. The Company has $750.0 million of public debt maturing during 2006. The Company may utilize existing capacity under its bank facility and other available funds for general working capital purposes including funding capital expenditures, acquisitions, stock repurchases and the refinancing of certain public debt securities. Capacity under the facility can also be used to support commercial paper programs. Redemptions or repurchases of securities will occur through open market purchases, privately negotiated transactions, or other means.


----------

* As defined by Clear Channel's credit facility, debt is long-term debt of $7,047 million plus letters of credit of $166 million; guarantees of third party debt of $12 million; net original issue discount/premium of $16 million; deferred purchase consideration of $10 million included in other long-term liabilities; plus the fair value of interest rate swaps of $29 million; and less purchase accounting premiums of $11 million.

** As defined by Clear Channel's credit facility, pro forma EBITDA is the trailing twelve-month EBITDA adjusted to include EBITDA of any assets acquired and excludes EBITDA of any assets disposed of in the trailing twelve-month period.

TABLE 5 - 2005 QUARTERLY RESULTS OF OPERATIONS RESTATED FOR DISCONTINUED OPERATIONS - UNAUDITED

(In thousands, except per share data)

                                                                             THREE MONTHS ENDED
                                                      ---------------------------------------------------------------
                                                        MARCH 31         JUNE 30        SEPTEMBER 30     DECEMBER 31
                                                      ------------     ------------     ------------     ------------
REVENUE                                               $  1,447,810     $  1,722,732     $  1,683,288     $  1,756,588
Direct operating expenses                                  587,870          611,418          614,023          653,444
Selling, general and administrative
  expenses                                                 456,754          481,202          488,820          492,864
Corporate expenses                                          34,678           40,957           39,140           50,432
Non-cash compensation expense                                1,501            1,417            1,931            1,232
Depreciation and amortization                              155,395          152,708          154,035          168,251
Gain on disposition of assets - net                            925            4,891            2,410           37,021
                                                      ------------     ------------     ------------     ------------
OPERATING INCOME                                           212,537          439,921          387,749          427,386

Interest expense                                           106,649          105,058          113,087          118,451
Gain (loss) on marketable securities                        (1,073)           1,610             (815)            (424)
Equity in earnings of
  nonconsolidated affiliates                                 5,633           11,962           10,565           10,178
Other income (expense) - net                                 1,440            7,705            5,517            2,682
                                                      ------------     ------------     ------------     ------------
Income before income taxes,
  minority interest, and
  discontinued operations                                  111,888          356,140          289,929          321,371
Income tax benefit (expense):
  Current                                                  (10,030)        (107,938)         (32,096)         106,551
  Deferred                                                 (34,166)         (32,738)         (82,426)        (233,493)
                                                      ------------     ------------     ------------     ------------
Income tax benefit (expense)                               (44,196)        (140,676)        (114,522)        (126,942)
Minority interest expense, net of
  tax                                                          574            2,229            3,577           11,467
                                                      ------------     ------------     ------------     ------------
Income before discontinued
  operations                                                67,118          213,235          171,830          182,962
Income (loss) from discontinued
    operations                                             (19,236)           7,497           33,645          278,611(1)
                                                      ------------     ------------     ------------     ------------
Net Income                                            $     47,882     $    220,732     $    205,475     $    461,573
                                                      ============     ============     ============     ============

Diluted income before discontinued operations per share:

                                                      $       0.12     $       0.39     $       0.32     $       0.34
                                                      ============     ============     ============     ============

(1) Includes the tax benefit of $314 million related to the spin-off of Live Nation.

        SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

      OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A), NON-CASH COMPENSATION EXPENSE AND GAIN ON DISPOSITION OF ASSETS - NET (OIBDAN)

The following tables set forth Clear Channel's OIBDAN for the three months and years ended December 31, 2005 and 2004. The Company defines "OIBDAN" as net income adjusted to exclude the following line items presented in its Statement of Operations: Discontinued operations, Cumulative effect of a change in accounting principle, Income tax benefit (expense); Other income (expense)
- net; Minority interest expense, net of tax; Equity in earnings of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; D&A; Non-cash compensation expense; and, Gain on disposition of assets
- net.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Additionally, the Company's bank credit facilities use this measure for compliance with leverage covenants.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Operating Income, D&A, Non-cash compensation expense and Gain on disposition of assets are all financial statement line items included on the Company's statement of earnings. OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

As required by the SEC, the Company provides reconciliations below of OIBDAN for each segment to consolidated operating income; OIBDAN to net income, the most directly comparable amounts reported under GAAP.

                                                           Non-cash                         Gain on
                                          Operating      compensation    Depreciation    Disposition of
(In thousands)                          income (loss)      expense     and amortization    assets - net      OIBDAN
                                        ------------     ------------  ----------------  --------------   ------------

THREE MONTHS ENDED DECEMBER 31, 2005
Radio Broadcasting                      $    293,512     $         --    $     35,527    $         --     $    329,039
Outdoor                                      138,957               --         110,406              --          249,363
Other                                         14,551               --          17,327              --           31,878
Gain on disposition of
  assets - net                                37,021               --              --         (37,021)              --
Corporate                                    (56,655)           1,232           4,991              --          (50,432)
                                        ------------     ------------    ------------    ------------     ------------
  Consolidated                          $    427,386     $      1,232    $    168,251    $    (37,021)    $    559,848
                                        ============     ============    ============    ============     ============

THREE MONTHS ENDED DECEMBER 31, 2004
Radio Broadcasting                      $    359,690     $        216    $     45,429    $         --     $    405,335
Outdoor                                      107,275               --          99,407              --          206,682
Other                                         25,626               --          16,584              --           42,210
Gain on disposition of
  assets - net                                10,503               --              --         (10,503)              --
Corporate                                    (49,009)           1,521           5,044              --          (42,444)
                                        ------------     ------------    ------------    ------------     ------------
  Consolidated                          $    454,085     $      1,737    $    166,464    $    (10,503)    $    611,783
                                        ============     ============    ============    ============     ============

YEAR ENDED DECEMBER 31, 2005
Radio Broadcasting                      $  1,199,869     $        212    $    141,655    $         --     $  1,341,736
Outdoor                                      382,184               --         400,639              --          782,823
Other                                         30,694               --          68,770              --           99,464
Gain on disposition of
  assets - net                                45,247               --              --         (45,247)              --
Corporate                                   (190,401)           5,869          19,325              --         (165,207)
                                        ------------     ------------    ------------    ------------     ------------
  Consolidated                          $  1,467,593     $      6,081    $    630,389    $    (45,247)    $  2,058,816
                                        ============     ============    ============    ============     ============

YEAR ENDED DECEMBER 31, 2004
Radio Broadcasting                      $  1,431,881     $        930    $    159,082    $         --     $  1,591,893
Outdoor                                      297,165               --         388,217              --          685,382
Other                                         52,496               --          62,514              --          115,010
Gain on disposition of
  assets - net                                39,552               --              --         (39,552)              --
Corporate                                   (188,096)           2,666          20,708              --         (164,722)
                                        ------------     ------------    ------------    ------------     ------------
  Consolidated                          $  1,632,998     $      3,596    $    630,521    $    (39,552)    $  2,227,563
                                        ============     ============    ============    ============     ============

RECONCILIATION OF OIBDAN
(In thousands)

                                             THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                 DECEMBER 31,                     DECEMBER 31,
                                        -----------------------------     -----------------------------
                                            2005             2004             2005             2004
                                        ------------     ------------     ------------     ------------

OIBDAN                                  $    559,848     $    611,783     $  2,058,816     $  2,227,563
Gain on disposition of assets - net           37,021           10,503           45,247           39,552
Non-cash compensation expense                  1,232            1,737            6,081            3,596
Depreciation & amortization                  168,251          166,464          630,389          630,521
                                        ------------     ------------     ------------     ------------
Operating Income                             427,386          454,085        1,467,593        1,632,998

Interest expense                             118,451          101,337          443,245          367,503
Gain (loss) on marketable securities
                                                (424)          (1,434)            (702)          46,271
Equity in earnings of
    nonconsolidated affiliates                10,178            5,013           38,338           22,285
Other income (expense) -- net                  2,682             (328)          17,344          (30,293)
                                        ------------     ------------     ------------     ------------
Income before income taxes,
    discontinued operations and
    cumulative effect of a change
    in accounting principle                  321,371          355,999        1,079,328        1,303,758
Income tax (expense) benefit:
    Current                                  106,551          (58,864)         (43,513)        (367,679)
    Deferred                                (233,493)         (65,788)        (382,823)        (131,685)
                                        ------------     ------------     ------------     ------------
Income tax (expense) benefit                (126,942)        (124,652)        (426,336)        (499,364)
Minority interest expense, net of
    tax                                       11,467            2,639           17,847            7,602
                                        ------------     ------------     ------------     ------------
Income before discontinued
    operations and cumulative
    effect of a change in
    accounting principle                     182,962          228,708          635,145          796,792
Income (loss) from discontinued
    operations                               278,611          (14,373)         300,517           49,007
Cumulative effect of a change in
    accounting principle, net of
    tax of $2,959,003                             --       (4,883,968)              --       (4,883,968)
                                        ------------     ------------     ------------     ------------

Net Income (loss)                       $    461,573     $ (4,669,633)    $    935,662     $ (4,038,169)
                                        ============     ============     ============     ============

ABOUT CLEAR CHANNEL COMMUNICATIONS

Clear Channel Communications, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations and outdoor displays in various countries around the world.

For further information contact:

Investors -- Randy Palmer, Senior Vice President of Investor Relations, (210) 832-3315 or Media -- Lisa Dollinger, Chief Communications Officer, (210) 832-3474 or visit our web-site at http://www.clearchannel.com.


CERTAIN STATEMENTS IN THIS DOCUMENT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF CLEAR

CHANNEL COMMUNICATIONS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS.

VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN BUSINESS, POLITICAL AND ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL COMMUNICATIONS CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING INDUSTRY); FLUCTUATIONS IN INTEREST RATES; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; AND CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS; ACCESS TO CAPITAL MARKETS AND CHANGES IN CREDIT RATINGS. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HAVE MATERIAL ADVERSE EFFECTS ON CLEAR CHANNEL COMMUNICATIONS' FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. IN LIGHT OF THESE RISKS, UNCERTAINTIES, ASSUMPTIONS AND FACTORS, THE FORWARD-LOOKING EVENTS DISCUSSED IN THIS DOCUMENT MAY NOT OCCUR. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE STATED, OR IF NO DATE IS STATED, AS OF THE DATE OF THIS DOCUMENT. OTHER KEY RISKS ARE DESCRIBED IN CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN THE SECTION ENTITLED "ITEM 1. BUSINESS -- RISK FACTORS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004. EXCEPT AS OTHERWISE STATED IN THIS DOCUMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.